Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT
AND
FOURTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT AND FOURTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT, dated as of May 16, 2016 (this “Amendment”), is entered into by and among CORE-MARK HOLDING COMPANY, INC. (“Holdings”), CORE-MARK INTERNATIONAL, INC. (“International”), CORE-MARK MIDCONTINENT, INC. (“Midcontinent”), CORE-MARK INTERRELATED COMPANIES, INC. (“Interrelated”), CORE-MARK DISTRIBUTORS, INC. (“Distributors”), MINTER-WEISMAN CO. (“Minter-Weisman”; each of Holdings, International, Midcontinent, Interrelated, Distributors and Minter-Weisman shall be referred to herein as a “Borrower”, International shall be referred to herein as the “Canadian Borrower” and collectively such entities shall be referred to herein as the “Borrowers”), the parties hereto as lenders (each individually, a “Lender” and collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”), J.P. MORGAN SECURITIES LLC and BANK OF MONTREAL, as Co-Lead Arrangers, JPMORGAN CHASE BANK, N.A., BANK OF MONTREAL and WELLS FARGO CAPITAL FINANCE, LLC, as Joint Bookrunners, BANK OF MONTREAL and WELLS FARGO CAPITAL FINANCE, LLC, as Co-Syndication Agents, and BANK OF AMERICA, N.A., as Documentation Agent.

RECITALS

A.
The Borrowers, Administrative Agent, the Lenders and the other parties thereto have previously entered into that certain Credit Agreement, dated as of October 12, 2005 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including, without limitation, by that certain First Amendment to Credit Agreement, dated as of December 4, 2007, that certain Second Amendment to Credit Agreement, dated as of March 12, 2008, that certain letter agreement to Credit Agreement, dated as of January 31, 2009, that certain Third Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of February 2, 2010, that certain Fourth Amendment to Credit Agreement, dated as of May 5, 2011, that certain letter agreement to Credit Agreement and Security Agreement, dated as of December 21, 2012, that certain Fifth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement, dated as of May 30, 2013, that certain Sixth Amendment to Credit Agreement, dated as of May 21, 2015, and that certain Seventh Amendment to Credit Agreement and Third Amendment to Pledge and Security Agreement, dated as of January 11, 2016, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms shall be referred to herein as the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Existing Credit Agreement.

B.
The Borrowers and Administrative Agent have previously entered into that certain Pledge and Security Agreement, dated as of October 12, 2005 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including, without limitation, by that certain Third Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of February

2, 2010, that certain letter agreement to Credit Agreement and Security Agreement, dated December 21, 2012, that certain Fifth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement, dated as of May 30, 2013, and that certain Seventh Amendment to Credit Agreement and Third Amendment to Pledge and Security Agreement, dated as of January 11, 2016, the “Existing Security Agreement”; the Existing Security Agreement as amended by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms shall be referred to herein as the “Security Agreement”).

C.	The Borrowers have requested that the Administrative Agent and the Lenders amend the Existing Credit Agreement to increase the aggregate amount of the Revolving Commitments to $450,000,000.

D.	The Borrowers have further requested that Administrative Agent and the Lenders amend the Existing Credit Agreement and the Existing Security Agreement.

E.	Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement and the Existing Security Agreement pursuant to the terms and conditions set forth herein.

F.
Each Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Existing Credit Agreement, the Existing Security Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Existing Credit Agreement.

(a)	The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

“Eighth Amendment” means that certain Eighth Amendment to Credit Agreement and Fourth Amendment to Pledge and Security Agreement, dated as of May 16, 2016, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Eighth Amendment Effective Date” means the “Eighth Amendment Effective Date” as defined in the Eighth Amendment.

(b)	In the definition of “Banking Services” in Section 1.01 of the Existing Credit Agreement, the text “commercial credit cards” is hereby deleted and replaced with the following text:
“commercial credit, debit and purchase cards (including, for the avoidance of doubt, non-card electronic payables)”

(c)	The following sentence is hereby added to the end of the definition of “CDOR Rate” in Section 1.01 of the Existing Credit Agreement:

“Notwithstanding anything to the contrary in the foregoing, if the CDOR Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

(d)	The following text is hereby added to the end of the definition of “Change in Law” in Section 1.01 of the Existing Credit Agreement:

“; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented”

(e)	The definition of “Capital Lease Obligations” in Section 1.01 of the Existing Credit Agreement is hereby amended by adding, at the end thereof, immediately before the period, the following:

“; provided that any lease that is or would be characterized as an operating lease in accordance with GAAP on December 31, 2015 (whether or not such lease was in effect on such date) shall be accounted for as an operating lease (and not as a capital lease) for purposes of this Agreement regardless of any change in GAAP or any change in the application of GAAP following December 31, 2015 that would otherwise require such lease to be characterized (on a prospective or retroactive basis or otherwise) as a capital lease”

(f)	The definition of “EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), and (vi) charges incurred in connection with any issuance or offering of capital stock, any investment, any disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification of Indebtedness or any similar transaction (in each case, whether or not consummated) in an aggregate amount not to exceed $2,500,000 for any consecutive twelve month period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary non-cash gains and any non-cash items of income for such period, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP. If during any period for which EBITDA is being determined, Holdings or any Subsidiary shall have consummated any Acquisition permitted pursuant to Section 6.04, then for all purposes of this Agreement, in the case of any such Acquisition, EBITDA shall be determined on a pro forma basis as if such Acquisition had been consummated on the first day of such period (including pro forma adjustments arising out of events which are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of such Borrower).

(g)	Clause (d) of the definition of “Material Adverse Effect” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents taken as a whole.”

(h)
The definition of “Permitted Acquisition” is hereby amended as follows: (i) the phrase “means any Acquisition by any Loan Party” set forth therein is deleted in its entirety and replaced with the phrase “means the Pine State Acquisition and any other Acquisition by any Loan Party” and (ii) clause (e) of the definition of “Permitted Acquisition” is hereby amended and restated to read in its entirety as follows:

“(e)    after giving pro forma effect to such Acquisition: (i) either (A) the Borrowers have pro forma Availability of not less than 20% of the aggregate amount of the Lenders’ Revolving Commitments or (B)(1) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio (for the twelve month period ending on the most recent month-end for which financial data is available) of at least 1.10 to 1.0, and (2) the Borrowers have pro forma Availability of not less than 15% of the aggregate amount of the Lenders’ Revolving Commitments; and (ii) no Default or Event of Default has occurred or would result therefrom;”

(i)	The definition of “Revolving Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided that the aggregate Revolving Commitments shall not at any time exceed $600,000,000. The initial amount of each Lender’s Revolving Commitment after giving effect to the Eighth Amendment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Eighth Amendment Effective Date is $450,000,000. The Revolving Commitments include the Canadian Revolving Commitments available pursuant to the Canadian Subfacility in an aggregate amount not to exceed Cdn.$110,000,000.

(j)	The definition of “Weekly Reporting” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Weekly Reporting Period” means any period (a) during which an Event of Default has occurred and is continuing, or (b) beginning at any time Availability is less than 10% of the aggregate amount of the Lenders’ Revolving Commitments and ending at the end of any 60-day period for which Availability is not less than 10% of the aggregate amount of the Lenders’ Revolving Commitments at all times during such 60-day period.

(k)	Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“Consolidated Total Gross Borrowing Base Assets” means, as of any date of determination, the total assets of Holdings and the Subsidiaries on a consolidated basis constituting Accounts (valued at the face amounts thereof) and/or Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis), as shown on the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g).
“Pine State Acquisition” means the Acquisition contemplated by the Pine State Acquisition Agreement as in effect on the Eighth Amendment Effective Date or as amended in a manner not materially adverse to the Lenders or the Loan Parties, to the extent consummated in accordance therewith; provided, that such Acquisition is either (a) consummated by July 21, 2016, or (b)(i) consummated by September 19, 2016 and (ii) Availability is no less than 20% of the aggregate amount of the Lenders’ Revolving Commitments on a pro forma basis after giving effect to the consummation of such Acquisition.
“Pine State Acquisition Agreement” means that certain that certain Asset Purchase Agreement, entered into as of April 22, 2016, by and between Pine State Trading Co., a Maine corporation, and Core-Mark Midcontinent, Inc., an Arkansas corporation.

(l)	Section 2.13(e) of the Existing Credit Agreement is hereby amended and restated to read in in its entirety as follows:

“(e)    Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default resulting from an event described in clause (a) or (b) of Article VII, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that all overdue amounts payable under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to such other amount as provided hereunder.”

(m)	Section 2.15(b) of the Existing Credit Agreement is hereby amended and restated to read in in its entirety as follows:

“(b)    If any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Revolving Commitments of, or the Loans made by, or participations in Letters of Credit, Swingline Loans, Canadian Swingline Loans, Overadvances or Protective Advances held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company would have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.”

(n)	The first sentence of Section 2.21(a) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follow:

“Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time request an increase in the aggregate Revolving Commitments by an amount not less than $10,000,000 for any such increase and not exceeding $150,000,000 for all such increases following the Eighth Amendment Effective Date; provided that any increase in the aggregate Revolving Commitments pursuant to this Section 2.21 shall not result in an increase in the amount of any of the subfacilities contained in this Agreement.”

(o)	The reference to $50,000,000 in Section 6.01(h) of the Existing Credit Agreement is hereby amended and restated as follows:

“the greater of (x) $50,000,000 or (y) the lesser of $65,000,000 or 4.75% of the Consolidated Total Gross Borrowing Base Assets (as calculated at the time of incurrence of any such Indebtedness)”

(p)	The reference to $300,000,000 in Section 6.01(k) of the Existing Credit Agreement is hereby amended and restated as follows:

“the greater of (x) $300,000,000 or (y) the lesser of $350,000,000 or 28.5% of the Consolidated Total Gross Borrowing Base Assets (as calculated at the time of incurrence of any such Indebtedness)”

(q)	The following text is hereby added to the end of Section 6.01(k) of the Existing Credit Agreement as follows:
“; provided, however, that such indebtedness in an aggregate outstanding principal amount of up to the greater of (x) $25,000,000 or (y) the lesser of $35,000,000 or 2.25% of the Consolidated Total Gross Borrowing Base Assets (as calculated at the time of incurrence of any such Indebtedness), may be secured by a Lien expressly permitted hereunder (other than a Lien on any Accounts, Inventory or deposit accounts of any Borrower).”

(r)
(i) The text “and” at the end of Section 6.02(h) is hereby deleted, (ii) the text “.” at the end of Section 6.02(i) is hereby deleted and replaced with the text “; and”, and (iii) a new Section 6.02(j) is hereby added to the Existing Credit Agreement as follows:

“(j) any other Liens securing Indebtedness not in excess of the greater of (x) $25,000,000 or (y) the lesser of $35,000,000 or 2.25% of the Consolidated Total Gross Borrowing Base Assets (as calculated at the time of incurrence of any such Lien) (other than a Lien on any Accounts, Inventory or deposit accounts of any Borrower).”

(s)	Each reference to $2,500,000 in Section 6.04 of the Existing Credit Agreement is hereby amended and restated as follows:
“the greater of (x) $2,500,000 or (y) the lesser of $5,000,000 or 0.25% of the Consolidated Total Gross Borrowing Base Assets (as calculated at the time immediately prior to the making thereof)”

(t)	Sections 6.04(m) and 6.04(n) of the Existing Credit Agreement are hereby amended and restated to read in their entirety as follows:
“(m)    Permitted Acquisitions;
(n)    [intentionally omitted];”

(u)
(i) The text “and” at the end of Section 6.04(o) is hereby deleted, (ii) the text “.” at the end of Section 6.04(p) is hereby deleted and replaced with the text “; and”, and (iii) a new Section 6.04(q) is hereby added to the Existing Credit Agreement as follows:

“(q) any other such purchase, acquisition or other investment (other than an Acquisition) so long as (A) either (1) the Borrowers have pro forma Availability of not less than 20% of the aggregate amount of the Lenders’ Revolving Commitments after giving effect to such purchase, acquisition or other investment, or (2)(I) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio (for the twelve month period ending on the most recent month-end for which financial data is available) of at least 1.10 to 1.0 after giving effect to such purchase, acquisition or other investment, and (II) the Borrowers have pro forma Availability of not less than 15% of the aggregate amount of the Lenders’ Revolving Commitments after giving effect to such purchase, acquisition or other investment; and (B) no Default or Event of Default has occurred or would result therefrom.”

(v)	Section 6.05(g) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(g)    sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) (as determined in good faith by the Borrowers on the date of disposition) shall not exceed the greater of (x) $15,000,000 or (y) the lesser of $20,000,000 or 1.25% of the Consolidated Total Gross Borrowing Base Assets (as calculated at the time immediately prior to the date of such disposition), in each case, during any fiscal year, plus an additional $5,000,000 in the aggregate during the term of this Agreement;”

(w)	Sections 6.08(a)(iv) and 6.08(a)(v) of the Existing Credit Agreement is hereby amended and restated to read in their entirety as follows:
“(iv)    in the event that at the time of such Restricted Payment (A) either (1) the Borrowers have pro forma Availability of not less than 20% of the aggregate amount of the Lenders’ Revolving Commitments after giving effect to such Restricted Payment, or (2)(I) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio including such Restricted Payment, as applicable (for the then most recently ended four fiscal quarter period of Holdings for which financial data is available) of at least 1.10 to 1.0, and (II) the Borrowers have pro forma Availability of not less than 15% of the aggregate amount of the Lenders’ Revolving Commitments after giving effect to such dividend or stock repurchase; and (B) no Default or Event of Default has occurred or would result therefrom, the Borrowers may declare and/or make Restricted Payments.
(v)    the Borrowers may declare and pay cash dividends with respect to its capital stock or make stock repurchases in an aggregate amount not to exceed $20,000,000 after the Eighth Amendment Effective Date, and”

(x)
(i) The text “and” at the end of Section 6.08(b)(v) is hereby deleted, (ii) the text “.” at the end of Section 6.08(b)(vi) is hereby deleted and replaced with the text “; and”, and (iii) a new Section 6.08(b)(vii) is hereby added to the Existing Credit Agreement as follows:

“(vii)    in the event that at the time of such payment (A) either (1) the Borrowers have pro forma Availability of not less than 20% of the aggregate amount of the Lenders’ Revolving Commitments after giving effect to such payment, or (2)(I) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio including such payment (for the then most recently ended four fiscal quarter period of Holdings for which financial data is available) of at least 1.10 to 1.0, and (II) the Borrowers have pro forma Availability of not less than 15% of the aggregate amount of the Lenders’ Revolving Commitments after giving effect to such payment; and (B) no Default or Event of Default has occurred or would result therefrom, any other payments in respect of any Indebtedness.”

(y)
In Section 6.13 of the Existing Credit Agreement, the text “1.1 to 1.0” is hereby deleted and replaced with the text “1.0 to 1.0”, and the text “90-day period” is hereby deleted and replaced with the text “60-day period”.

(z)	In each of clauses (j) and (k) of Article VII of the Existing Credit Agreement, the text “$2,500,000” is hereby deleted and replaced with the text “$5,000,000”.

(aa)	The following paragraph is hereby added at the end of Article VIII as follows:
“Chase has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Chase, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Chase reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.”
(bb) Section 9.02(b)(viii) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(viii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender;”

(cc) The opening clause of Section 9.04(b)(i) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(b)    (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a Loan Party or a Subsidiary or other Affiliate of a Loan Party) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:”
(dd) In Section 9.04(c)(i) of the Existing Credit Agreement, the following text is hereby inserted immediately following the text “(a “Participant”)”:
“(other than to a Loan Party or a Subsidiary or other Affiliate of a Loan Party)”
(ee) The second to last sentence of Section 9.12 of the Existing Credit Agreement is hereby deleted and replaced with the following:
“For the purposes of this Section, “Information” means all information received from the Borrowers relating to any Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Borrower and other than customary summary information pertaining to the credit facilities under this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from any Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.”
(ff) A new Section 9.19 is hereby added to the Existing Credit Agreement as follows:
“SECTION 9.19. Marketing Consent. The Borrowers hereby authorize Chase and its affiliates at their respective sole expense, after consultation with the Borrowers, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless and until the Borrower Representative notifies Chase in writing that such authorization is revoked.
(gg) The Commitment Schedule and Schedule 3.10 to the Existing Credit Agreement are hereby deleted and replaced in their entirety with the corresponding schedules attached hereto and made a part hereof as Annex A.

2.	Amendments to Existing Security Agreement.

(a)	In Section 7.3(b) of the Existing Security Agreement, the text “90-day period” is hereby deleted and replaced with the text “60-day period”.

3.
Conditions Precedent to Effectiveness of this Amendment. This Amendment and the amendments to the Existing Credit Agreement and the Existing Security Agreement contained herein shall become effective, and shall become part of the Credit Agreement and the Security Agreement, as applicable, on the date (the “Eighth Amendment Effective Date”) when each of the following conditions precedent shall have been satisfied in the reasonable discretion of Administrative Agent or waived by Administrative Agent:

a.	Amendment. Administrative Agent shall have received counterparts to this Amendment, executed by each party hereto.

b.
Representations and Warranties. The representations and warranties of the Borrowers set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

c.
Authorizing Resolutions. Administrative Agent shall have received a certificate of each Loan Party dated as of the Eighth Amendment Effective Date signed by a Financial Officer or otherwise acceptable officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment and any other Loan Documents executed in connection herewith.

d.
Payment of Fees. Administrative Agent shall have received from the Borrowers all reasonable fees due and payable on or before the Eighth Amendment Effective Date, including, without limitation all fees payable in connection with this Amendment pursuant to that certain fee letter dated as of April 28, 2016, between the Borrowers and Agent.

4.	Representations and Warranties. Each Borrower represents and warrants as follows as of the date hereof:

a.
Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene (i) any law or (ii) any contractual restriction binding on such Borrower, except for contraventions of contractual restrictions which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

b.
Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) (i) is the legal, valid, and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) is in full force and effect, assuming due execution by each other party hereto and thereto.

c.
Representations and Warranties. After giving effect to this Amendment, the representations and warranties of the Borrowers contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of an earlier date) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

d.	No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.	Joining Lenders.

a.
By its execution of this Amendment, each of U.S. Bank National Association and U.S. Bank National Association, Canada Branch hereby confirms and agrees that, on and after the date hereof, it shall be and become a party to the Credit Agreement as a Lender (and Canadian Lender in the case of U.S. Bank National Association, Canada Branch), and shall have all of the rights and be obligated to perform all of the obligations of a Lender (and Canadian Lender in the case of U.S. Bank National Association, Canada Branch) thereunder with the Revolving Commitment applicable to it identified on Annex A attached hereto. Each of U.S. Bank National Association and U.S. Bank National Association,

Canada Branch further (i) represents and warrants that it is has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender (and Canadian Lender in the case of U.S. Bank National Association, Canada Branch) under the Credit Agreement; (ii) confirms that it has received copies of the Credit Agreement and such other Loan Documents, documents, and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it shall, independently and without reliance upon Administrative Agent, any other agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” (and “Canadian Lender” in the case of U.S. Bank National Association, Canada Branch) under the Loan Documents. For the avoidance of doubt, Borrowers hereby consent to each of U.S. Bank National Association and U.S. Bank National Association, Canada Branch becoming a Lender (and Canadian Lender in the case of U.S. Bank National Association, Canada Branch) under the Credit Agreement.

b.
By its execution of this Amendment, Citizens Business Capital, a division of Citizens Asset Finance, Inc. hereby confirms and agrees that, on and after the date hereof, it shall be and become a party to the Credit Agreement as a Lender and Canadian Lender, and shall have all of the rights and be obligated to perform all of the obligations of a Lender and Canadian Lender thereunder with the Revolving Commitment applicable to it identified on Annex A attached hereto. Citizens Business Capital, a division of Citizens Asset Finance, Inc. further (i) represents and warrants that it is has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender and Canadian Lender under the Credit Agreement; (ii) confirms that it has received copies of the Credit Agreement and such other Loan Documents, documents, and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it shall, independently and without reliance upon Administrative Agent, any other agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” and “Canadian Lender” under the Loan Documents. For the avoidance of doubt, Borrowers hereby consent to Citizens Business Capital, a division of Citizens Asset Finance, Inc. becoming a Lender and Canadian Lender under the Credit Agreement.

c.
By its execution of this Amendment, Branch Banking and Trust Company hereby confirms and agrees that, on and after the date hereof, it shall be and become a party to the Credit Agreement as a Lender and Canadian Lender, and shall have all of the rights and be obligated to perform all of the obligations of a Lender and Canadian Lender thereunder with the Revolving Commitment applicable to it identified on Annex A attached hereto. Branch Banking and Trust Company further (i) represents and warrants that it is has full power and authority, and has taken all action necessary, to execute and deliver this

Amendment and to consummate the transactions contemplated hereby and to become a Lender and Canadian Lender under the Credit Agreement; (ii) confirms that it has received copies of the Credit Agreement and such other Loan Documents, documents, and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it shall, independently and without reliance upon Administrative Agent, any other agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” and “Canadian Lender” under the Loan Documents. For the avoidance of doubt, Borrowers hereby consent to Branch Banking and Trust Company becoming a Lender and Canadian Lender under the Credit Agreement.

6.
Ratable Commitments.    Concurrently with the effectiveness of this Amendment, each Lender shall assign to the other Lenders, and such other Lenders shall purchase from such Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by all Lenders ratably in accordance with their Revolving Commitments after giving effect to the provisions of this Amendment.

7.
Choice of Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

8.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

9.	Reference to and Effect on the Loan Documents.

a.
Upon and after the Eighth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as modified and amended hereby.

b.
Upon and after the Eighth Amendment Effective Date, each reference in the Existing Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to “the Security Agreement”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Existing Security Agreement as modified and amended hereby.

c.
Except as specifically amended by Section 1 and Section 2 of this Amendment, the Existing Credit Agreement, the Existing Security Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the

Borrowers to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

d.
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

10.
Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to the Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Administrative Agent or any Lender with respect to the Obligations.

11.
Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12.
Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.
Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CORE-MARK HOLDING COMPANY, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

CORE-MARK INTERNATIONAL, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

CORE-MARK MIDCONTINENT, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

CORE-MARK INTERRELATED COMPANIES, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

CORE-MARK DISTRIBUTORS, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

MINTER-WEISMAN CO.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

[Signature Page to Eighth Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Revolving Lender

By:	/S/ James Fallahay
Name:	James Fallahay
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as a Canadian Lender

By:	/S/ Michael N. Tam
Name:	Michael N. Tam
Title:	Senior Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Revolving Lender

By:	/S/ Gregory A. Jones
Name:	Gregory A. Jones
Title:	Senior Vice President

BANK OF AMERICA, N.A., (acting through its Canada branch),
as a Canadian Lender

By:	/S/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

WELLS FARGO CAPITAL FINANCE, LLC,
as a Revolving Lender

By:	/S/ Reza Sabahi
Name:	Reza Sabahi
Title:	Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA
as a Canadian Lender

By:	/S/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

THE BANK OF NOVA SCOTIA,
as a Revolving Lender and a Canadian Lender

By:	/S/ Eugene Dempsey
Name:	Eugene Dempsey
Title:	Director

[Signature Page to Eighth Amendment to Credit Agreement]

BANK OF MONTREAL,
as a Revolving Lender

By:	/S/ Craig Thistlethwaite
Name:	Craig Thistlethwaite
Title:	Managing Director

BANK OF MONTREAL,
as a Canadian Lender

By:	/S/ Helen Alvarez-Hernandez
Name:	Helen Alvarez-Hernandez
Title:	Director

[Signature Page to Eighth Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Revolving Lender

By:	/S/ Lynne Ciaccia
Name:	Lynne Ciaccia
Title:	Authorized Office

U.S. BANK NATIONAL ASSOCIATION,
as a Canadian Lender

By:	/S/ Lynne Ciaccia
Name:	Lynne Ciaccia
Title:	Authorized Office

[Signature Page to Eighth Amendment to Credit Agreement]

CITIZENS BUSINESS CAPITAL, as a division of CITIZENS ASSET FINANCE, INC., as a Revolving Lender and a Canadian Lender

By:	/S/ Lawrence E Ridgway
Name:	Lawrence E Ridgway
Title:	Senior Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

BRANCH BANKING AND TRUST COMPANY,
as a Revolving Lender and a Canadian Lender

By:	/S/ Brian R Jones
Name:	Brian R Jones
Title:	Senior Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

ANNEX A

COMMITMENT SCHEDULE

Lender	Revolving Commitment	Canadian Commitment
JPMorgan Chase Bank, N.A.	$87,500,000	Cdn.$0
JPMorgan Chase Bank, N.A., Toronto Branch	$—	Cdn $21,388,888.89
Wells Fargo Capital Finance, LLC	$87,500,000	Cdn.$0
Wells Fargo Capital Finance Corporation Canada	$—	Cdn $21,388,888.89
Bank of Montreal	$87,500,000	Cdn $21,388,888.89
Bank of America, N.A.	$61,500,000	Cdn.$0
Bank of America, N.A. (acting through its Canada branch)	$—	Cdn.$15,033,333.33
The Bank of Nova Scotia	$36,000,000	Cdn.$8,800,000
Branch Banking and Trust Company	$35,000,000	Cdn.$8,555,555.56
Citizens Business Capital, a division of Citizens Asset Finance, Inc.	$27,500,000	Cdn.$6,722,222.22
U.S. Bank National Association	$27,500,000	Cdn.$0
U.S. Bank National Association, Canada Branch	$—	Cdn.$6,722,222.22

Total	$450,000,000	Cdn.$110,000,000

SCHEDULE 3.10
to
CREDIT AGREEMENT

Plan Unfunded Pension Liability

Actuarially Underfunded Plans (on funding assumption basis)

Core-Mark International, Inc. Non-Bargaining Employees Pension Plan as of 4/30/16 is underfunded by $5,281,404